THE HOLT GROUP, INC.,

                                   as Issuer,


                          THE GUARANTORS NAMED HEREIN,


                                       and


                              THE BANK OF NEW YORK,

                                   as Trustee


                             -----------------------

                                    INDENTURE


                          Dated as of January 21, 1998

                             -----------------------

                          9 3/4% Senior Notes due 2006

                                TABLE OF CONTENTS

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                                                                            ----
                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1.      Definitions..........................................  1
     SECTION 1.2.      Incorporation by Reference of TIA.................... 21
     SECTION 1.3.      Rules of Construction................................ 22

                                   ARTICLE II

                                    THE NOTES

     SECTION 2.1.      Form and Dating...................................... 22
     SECTION 2.2.      Execution and Authentication......................... 23
     SECTION 2.3.      Registrar and Paying Agent........................... 24
     SECTION 2.4.      Paying Agent to Hold Assets in Trust................. 25
     SECTION 2.5.      Noteholder Lists..................................... 25
     SECTION 2.6.      Transfer and Exchange................................ 25
     SECTION 2.7.      Replacement Notes.................................... 31
     SECTION 2.8.      Outstanding Notes.................................... 32
     SECTION 2.9.      Treasury Notes....................................... 32
     SECTION 2.10.     Temporary Notes...................................... 32
     SECTION 2.11.     Cancellation......................................... 33
     SECTION 2.12.     Defaulted Interest................................... 33
     SECTION 2.13.     CUSIP Numbers........................................ 34

                                   ARTICLE III

                                   REDEMPTION

     SECTION 3.1.      Right of Redemption.................................. 35
     SECTION 3.2.      Notices to Trustee................................... 36
     SECTION 3.3.      Selection of Notes to Be Redeemed.................... 36
     SECTION 3.4.      Notice of Redemption................................. 36
     SECTION 3.5.      Effect of Notice of Redemption....................... 37
     SECTION 3.6.      Deposit of Redemption Price.......................... 38
     SECTION 3.7.      Notes Redeemed in Part............................... 38

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                                                                            Page
                                                                            ----
                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.1.      Payment of Notes..................................... 38
     SECTION 4.2.      Maintenance of Office or Agency...................... 39
     SECTION 4.3.      Limitation on Restricted Payments.................... 39
     SECTION 4.4.      Corporate and Partnership Existence.................. 41
     SECTION 4.5.      Payment of Taxes and Other Claims.................... 41
     SECTION 4.6.      Maintenance of Properties and Insurance.............. 41
     SECTION 4.7.      Compliance Certificate; Notice of Default............ 42
     SECTION 4.8.      Reports.............................................. 42
     SECTION 4.9.      Limitation on Status as Investment Company........... 43
     SECTION 4.10.     Limitation on Transactions with Affiliates........... 43
     SECTION 4.11.     Limitation on Incurrence of Additional
                       Indebtedness and Disqualified Capital Stock.......... 43
     SECTION 4.12.     Limitations on Dividends and Other Payment
                       Restrictions Affecting Subsidiaries.................. 45
     SECTION 4.13.     Reserved............................................. 46
     SECTION 4.14.     Limitation on Sales of Assets and Subsidiary Stock... 46
     SECTION 4.15.     Waiver of Stay, Extension or Usury Laws.............. 48
     SECTION 4.16.     Limitation on Liens Securing Indebtedness............ 49
     SECTION 4.17.     Rule 144A Information Requirement.................... 49
     SECTION 4.18.     Limitations on Lines of Business..................... 49

                                    ARTICLE V

                              SUCCESSOR CORPORATION

     SECTION 5.1.      Limitation on Merger, Sale or Consolidation.......... 49
     SECTION 5.2.      Successor Corporation Substituted.................... 50

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.1.      Events of Default.................................... 51
     SECTION 6.2.      Acceleration of Maturity Date; Rescission
                       and Annulment........................................ 52
     SECTION 6.3.      Collection of Indebtedness and Suits for
                       Enforcement by Trustee............................... 53

                                                                            Page
                                                                            ----

     SECTION 6.4.      Trustee May File Proofs of Claim..................... 54
     SECTION 6.5.      Trustee May Enforce Claims Without Possession
                       of Notes............................................. 55
     SECTION 6.6.      Priorities........................................... 55
     SECTION 6.7.      Limitation on Suits.................................. 56
     SECTION 6.8.      Unconditional Right of Holders to Receive
                       Principal, Premium and Interest...................... 56
     SECTION 6.9.      Rights and Remedies Cumulative....................... 57
     SECTION 6.10.     Delay or Omission Not Waiver......................... 57
     SECTION 6.11.     Control by Holders................................... 57
     SECTION 6.12.     Waiver of Existing or Past Default................... 57
     SECTION 6.13.     Undertaking for Costs................................ 58
     SECTION 6.14.     Restoration of Rights and Remedies................... 58

                                   ARTICLE VII

                                     TRUSTEE

     SECTION 7.1.      Duties of Trustee.................................... 59
     SECTION 7.2.      Rights of Trustee.................................... 60
     SECTION 7.3.      Individual Rights of Trustee......................... 61
     SECTION 7.4.      Trustee's Disclaimer................................. 61
     SECTION 7.5.      Notice of Default.................................... 62
     SECTION 7.6.      Reports by Trustee to Holders........................ 62
     SECTION 7.7.      Compensation and Indemnity........................... 62
     SECTION 7.8.      Replacement of Trustee............................... 63
     SECTION 7.9.      Successor Trustee by Merger, Etc..................... 64
     SECTION 7.10.     Eligibility; Disqualification........................ 64
     SECTION 7.11.     Preferential Collection of Claims Against Company.... 65

                                  ARTICLE VIII

               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 8.1.      Discharge; Option to Effect Legal Defeasance
                       or Covenant Defeasance............................... 65
     SECTION 8.2.      Legal Defeasance and Discharge....................... 65
     SECTION 8.3.      Covenant Defeasance.................................. 66
     SECTION 8.4.      Conditions to Legal or Covenant Defeasance........... 66

                                                                            Page
                                                                            ----

     SECTION 8.5.      Deposited Cash and U.S. Government Obligations
                       to be Held in Trust; Other Miscellaneous Provisions.. 67
     SECTION 8.6.      Repayment to the Company............................. 67
     SECTION 8.7.      Reinstatement........................................ 68

                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.1.      Supplemental Indentures Without Consent of Holders... 68
     SECTION 9.2.      Amendments, Supplemental Indentures and
                       Waivers with Consent of Holders...................... 70
     SECTION 9.3.      Compliance with TIA.................................. 71
     SECTION 9.4.      Revocation and Effect of Consents.................... 71
     SECTION 9.5.      Notation on or Exchange of Notes..................... 72
     SECTION 9.6.      Trustee to Sign Amendments, Etc...................... 72

                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

     SECTION 10.1.     Repurchase of Notes at Option of the Holder
                       Upon a Change of Control............................. 73

                                   ARTICLE XI

                                    GUARANTEE

     SECTION 11.1.     Guarantee............................................ 75
     SECTION 11.2.     Execution and Delivery of Guarantee.................. 77
     SECTION 11.3.     Certain Bankruptcy Events............................ 77
     SECTION 11.4.     Limitation on Merger of Subsidiary Guaran-
                       tors and Release of Subsidiary Guarantors............ 78
     SECTION 11.5.     Future Subsidiary Guarantors......................... 78

                                   ARTICLE XII

                                    RESERVED

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                                                                            Page
                                                                            ----

                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.1.     TIA Controls......................................... 79
     SECTION 13.2.     Notices.............................................. 79
     SECTION 13.3.     Communications by Holders with Other Holders......... 80
     SECTION 13.4.     Certificate and Opinion as to Conditions Precedent... 80
     SECTION 13.5.     Statements Required in Certificate or Opinion........ 81
     SECTION 13.6.     Rules by Trustee, Paying Agent, Registrar............ 81
     SECTION 13.7.     Legal Holidays....................................... 81
     SECTION 13.8.     Governing Law........................................ 81
     SECTION 13.9.     No Adverse Interpretation of Other Agreements........ 82
     SECTION 13.10.    No Personal Liability of Stockholders, Officers
                       Directors, Employees................................. 82
     SECTION 13.11.    Successors........................................... 82
     SECTION 13.12.    Duplicate Originals.................................. 83
     SECTION 13.13.    Severability......................................... 83
     SECTION 13.14.    Table of Contents, Headings, Etc..................... 83
     SECTION 13.15.    Qualification of Indenture........................... 83
     SECTION 13.16.    Registration Rights.................................. 83
     SIGNATURES............................................................. 84

EXHIBIT A -- FORM OF NOTE...................................................A-1

                              CROSS-REFERENCE TABLE

  TIA                                                           Indenture
Section                                                          Section
-------                                                         ---------

310(a)(1).................................................... 7.10
   (a)(2).................................................... 7.10
   (a)(3).................................................... N.A.
   (a)(4).................................................... N.A.
   (a)(5).................................................... 7.10
   (b)....................................................... 7.8; 7.10; 13.2
   (c)....................................................... N.A.
311(a)....................................................... 7.11
   (b)....................................................... 7.11
   (c)....................................................... N.A.
312(a)....................................................... 2.5
   (b)....................................................... 13.3
   (c)....................................................... 13.3
313(a)....................................................... 7.6
   (b)(1).................................................... 7.6
   (b)(2).................................................... 7.6
   (c)....................................................... 7.6;13.2
   (d)....................................................... 7.6
314(a)....................................................... 4.7(a); 4.8;
   (b)....................................................... N.A.
   (c)(1).................................................... 2.2; 7.2; 13.4
   (c)(2).................................................... 7.2; 13.4
   (c)(3).................................................... N.A.
   (d)....................................................... N.A.
   (e)....................................................... 13.5
   (f)....................................................... N.A.
315(a)....................................................... 7.1(b)
   (b)....................................................... 7.5; 7.6; 13.2
   (c)....................................................... 7.1(a)
   (d)....................................................... 6.11; 7.1(b), (c)
   (e)....................................................... 6.13
316(a)(last sentence)........................................ 2.9
   (a)(1)(A)................................................. 6.11
   (a)(1)(B)................................................. 6.12
   (a)(2).................................................... N.A.
   (b)....................................................... 6.12; 6.7; 6.8
317(a)(1).................................................... 6.3
   (a)(2).................................................... 6.4
   (b)....................................................... 2.4

--------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

     INDENTURE, dated as of January 21, 1998, by and among The Holt Group, Inc., a Delaware corporation (the "Company"), Holt Cargo Systems, Inc., a Delaware corporation, Holt Hauling and Warehousing System, Inc., a Pennsylvania corporation, Wilmington Stevedores, Inc., a Delaware corporation, Murphy Marine Services, Inc., a Delaware corporation, NPR Holding Corporation, a Delaware corporation, NPR S.A., Inc., a Delaware corporation, NPR, Inc., a Delaware corporation, and NPR-Navieras Receivables, Inc., a Delaware corporation, as guarantors (the "Guarantors" or "Subsidiary Guarantors" and individually, each a "Guarantor" or "Subsidiary Guarantor") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

     Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of (i) the Company's 9 3/4% Series A Senior Notes due 2006 issued on the Closing Date, (ii) any Additional Notes (as defined herein) that may be issued on any other Issue Date and (iii) the Company's 9 3/4% Series B Senior Notes due 2006 to be exchanged for the
9 3/4% Series A Senior Notes due 2006. Except as otherwise provided herein, the Notes (as defined herein) will be limited to $200,000,000 in aggregate principal amount outstanding, of which $140,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth herein, the Company may issue up to an additional $60,000,000 aggregate principal amount of Additional Notes.


                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1. Definitions.

     "Acquired Indebtedness" means Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

     "Acquisition" means the purchase or other acquisition of any person or all or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

     "Additional Notes" shall mean up to $60.0 million in aggregate principal amount of the Company's 9 3/4% Series A Senior Notes due 2006 having identical terms and conditions to the Original Notes; provided, however, that Additional Notes issued after the Company has issued Exchange Notes shall have identical terms and conditions to the Exchange Notes and must be issued pursuant to a registration statement under the Securities Act; and provided, further, that the issuance of any Additional Notes subsequent to the Closing Date pursuant to
Article II must be in compliance with Section 4.11.

     "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that, with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

     "Affiliate Transaction" shall have the meaning specified in Section 4.10.

     "Agent" means any Registrar, Paying Agent or co-Registrar.

     "Asset Sale" shall have the meaning specified in Section 4.14.

     "Asset Sale Offer" shall have the meaning specified in Section 4.14.

     "Asset Sale Offer Amount" shall have the meaning specified in Section 4.14.

     "Asset Sale Offer Period" shall have the meaning specified in Section 4.14.

     "Asset Sale Offer Price" shall have the meaning specified in Section 4.14.

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of months from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

     "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Board of Directors" means, with respect to any person, the board of directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the board of directors of such person.

     "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

     "Capitalized Lease Obligation" means, as to any person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

     "Cash Equivalent" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) or (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500.0 million or (iii) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc., and in the case of each of (i), (ii) and (iii) maturing within one year after the date of acquisition.

     "Change of Control" means (i) prior to the consummation of an initial Public Equity Offering an Excluded Person shall cease to own beneficially, directly or indirectly and of record 51% of the Capital Stock of the Company; or
(ii) following the consummation of an initial Public Equity Offering (A) any merger or consolidation of the Company with or into any person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities unless an Excluded Person "beneficially owns," directly or indirectly, in the aggregate a greater percentage of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities; or

(B) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 35% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, unless an Excluded Person "beneficially owns," directly or indirectly, in the aggregate a greater percentage of the total voting power of all classes of Capital Stock of the Company then outstanding normally entitled to vote in the election of directors; or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Change of Control Offer" shall have the meaning specified in Section 10.1.

     "Change of Control Offer Period" shall have the meaning specified in
Section 10.1.

     "Change of Control Purchase Date" shall have the meaning specified in
Section 10.1.

     "Change of Control Purchase Price" shall have the meaning specified in
Section 10.1.

     "Closing Date" means January 21, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

     "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,
(ii) transactions giving rise to the need to calculate the Consolidated Coverage

Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of the Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated income tax expense, (ii) Consolidated depreciation and amortization expense (including amortization of debt discount and deferred financing costs in connection with any Indebtedness of such person and its Subsidiaries) and (iii) Consolidated Fixed Charges, provided that consolidated depreciation and amortization expense of a Subsidiary that is a less than wholly owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary.

     "Consolidated Fixed Charges" of any person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, (b) one-third (1/3) of Consolidated Rental Expense for such period attributable to operating leases of such person and its Consolidated Subsidiaries, and (c) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock), (b) the net income, if positive, of any person, other than a Consolidated Subsidiary, in which such person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such person or a Consolidated Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (c) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and
(d) the net income, if positive, of any of such person's Consolidated Subsidiaries in the event and solely to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

     "Consolidated Rental Expense" of any Person means the aggregate rental obligations of such Person and its Consolidated Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in conformity with GAAP, payable in respect of such period under leases of real or personal property (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, that portion of Consolidated Fixed Charges of such Person representing payments by such Person or any of its Consolidated Subsidiaries in respect of Capitalized Lease Obligations.

     "Consolidated Subsidiary" means, for any person, each Subsidiary of such person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such person in accordance with GAAP.

     "Consolidation" means, with respect to the Company, the consolidation of the accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" shall not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

     "Corporate Trust Office" means the principal corporate trust office of the Trustee in the Borough of Manhattan, The City of New York.

     "Covenant Defeasance" shall have the meaning specified in Section 8.3.

     "Credit Agreement" means the credit agreement dated as of November 20, 1997 by and among the Company, certain of its subsidiaries and CoreStates Bank, N.A., providing for an aggregate $25.0 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, whether or not with the same lender, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Agreement and all refundings, refinancings and replacements of the Credit Agreement, including any agreement
(i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,
(iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not be prohibited by Section 4.11 or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

     "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Debt Incurrence Ratio" shall have the meaning specified in Section 4.11.

     "Default" means any event or condition the occurrence of which is, or with the lapse of time or the giving of notice (by the Trustee or the Holders in accordance with the provisions of this Indenture) or both would be, an Event of Default.

     "Defaulted Interest" shall have the meaning specified in Section 2.12.

     "Definitive Notes" means Notes that are in the form of Note attached hereto as Exhibit A that do not include the information called for by footnotes 3 and 6 thereof.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, Equity Interests of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the date that is 91 days after the date which is following the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

     "Employee Stock Plan" means the NPR Holding Corporation 1997 Phantom Stock Plan under which certain members of the management of NPR, Inc. have received grants of phantom stock units in connection with the acquisition of NPR Holding Corporation, NPR-Navieras Receivables, Inc., NPR, Inc. and NPR S.A., Inc.

     "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

     "Event of Default" shall have the meaning specified in Section 6.1.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

     "Exchange Notes" means the 9 3/4% Series B Senior Notes due 2006, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange Exchange Notes for the Initial Notes that may be made by the Company pursuant to the Registration Rights Agreement that contain the information referred to in footnotes 1, 2 and 8 to the form of Note attached hereto as Exhibit A.

     "Excluded Person" means, individually or collectively, Thomas J. Holt, Sr., and any of his estates, spouse, heirs, ancestors, lineal descendants, legatees, and legal representatives and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries.

     "Exempted Affiliate Transaction" means (a) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) dividends expressly permitted under the terms of Section 4.3 and payable, in form and amount, on a pro rata basis to all holders of common stock of the Company, and
(c) transactions solely between the Company and any of its wholly owned Consolidated Subsidiaries or solely among wholly owned Consolidated Subsidiaries of the Company.

     "Existing Indebtedness" means Indebtedness of the Company and the Guarantors (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, until such amounts are repaid or refinanced in accordance with this Indenture.

     "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

     "Global Note" means a Note that contains the information referred to in footnotes 3 and 6 to the form of Note attached hereto as Exhibit A.

     "Guarantee" shall have the meaning provided in Section 11.1.

     "Guarantors" means certain present and future Subsidiary Guarantors of the Company except for any Non-Recourse Subsidiaries or Unrestricted Subsidiaries.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" or "incur" shall have the meaning specified in Section 4.11.

     "Incurrence Date" shall have the meaning specified in Section 4.11.

     "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, or (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for more than 60 days past their original due date) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;
(c) all net obligations of such person under Interest Swap and Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clauses (a), (b) or (c) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person; (e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and (f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     "Initial Notes" means the 9 3/4% Series A Senior Notes due 2006 and any Additional Notes if issued prior to the issuance of the Exchange Notes, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contain the information referred to in footnotes 4, 5 and 7 to the form of Note attached hereto as Exhibit A.

     "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

     "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

     "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any person in any other person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the

Company or any Subsidiary Guarantor to the extent permitted by Section 4.11, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; (d) the making of any capital contribution by such person to such other person; and (e) the designation by the Board of Directors of the Company of any person to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Company nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary of the Company shall be deemed an Investment valued at its fair market value at the time of such transfer.

     "Issue Date" means the date on which any Initial Notes are originally issued under this Indenture.

     "Legal Defeasance" shall have the meaning specified in Section 8.2.

     "Legal Holiday" shall have the meaning specified in Section 13.7.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

     "Maturity Date" means, when used with respect to any Note, the date specified on such Note as the fixed date on which the final installment of principal of such Note is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture regarding acceleration of Indebtedness or any Change of Control Offer or Asset Sale Offer).

     "Moody's" means Moody's Investors Services, Inc. and its successors.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale.

     "Non-Recourse Subsidiary" means a Subsidiary which is a single purpose company, partnership or other legal person formed for the purpose of incurring Permitted Non-Recourse Vessel Indebtedness.

     "Noteholder" or "Holder" means the Person in whose name a Note is registered on the Registrar's books.

     "Notes" means, collectively, the Initial Notes and, when and if issued as provided in the Registration Rights Agreement, the Exchange Notes. "Notes" shall include such Additional Notes for purposes of this Indenture and all Exchange Notes from time to time issued with respect to any Initial Notes that constitute such Additional Notes.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Obligation" means any principal, premium or interest payment, or monetary penalty, due by the Company or any Guarantor under the terms of the Notes or this Indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

     "Offering Memorandum" means the final Offering Memorandum of the Company dated January 14, 1998, relating to the offering of the Initial Notes in a transaction exempt from the requirements of Section 5 of the Securities Act.

     "Officer" means, with respect to the Company or any Subsidiary Guarantor, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

     "Officers' Certificate" means, with respect to the Company or any Subsidiary Guarantor, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 13.4 and 13.5.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections
13.4 and 13.5.

     "Original Notes" means the 9 3/4% Series A Senior Notes due 2006 issued on the Closing Date.

     "Packer Avenue Proceeding" shall mean that certain outstanding action commenced by Holt Cargo, Holt Hauling & Warehousing System, Inc. and Astro Holding, Inc. (the "Plaintiffs") in the United States District Court for the Eastern District of Pennsylvania against the Delaware River Port Authority (the "DRPA"), the Philadelphia Regional Port Authority (the "PRPA") and the Ports of Philadelphia and Camden (together with the DRPA and PPC, the "Defendants"). The Plaintiffs allege that the Defendants, along with other unnamed co-conspirators, acting under the color of state law, committed predatory acts under a conspiracy designed to injure, harass and appropriate the property of the Plaintiffs. Plaintiffs are seeking damages for Defendants' conduct which constitutes a violation of Plaintiffs' substantive due process, equal protection and procedural due process rights under 41 U.S.C. Section 1983.

     "Paying Agent" shall have the meaning specified in Section 2.3.

     "Permitted Indebtedness" means any of the following:

         (a) the Company and the Guarantors may incur up to an aggregate principal amount of Indebtedness evidenced by the Notes and represented by this Indenture;

         (b) the Company and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Indebtedness or Disqualified Capital Stock, as applicable, described in clause (a) of this definition or incurred under the Debt Incurrence Ratio test of Section 4.11 or which is outstanding on the Issue Date;

         (c) the Company and the Guarantors may incur Indebtedness solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; provided, that the aggregate principal amount outstanding of such Indebtedness (including any Indebtedness issued to refinance, refund or replace such Indebtedness) shall at no time exceed $20.0 million;

         (d) the Company may incur Indebtedness to any Subsidiary Guarantor, and any Subsidiary Guarantor may incur Indebtedness to any other Subsidiary Guarantor or to the Company; provided, that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes and the date of any event that causes such Subsidiary Guarantor to no longer be a Subsidiary Guarantor shall be an Incurrence Date; and

         (e) any Guarantor may guaranty any Indebtedness of the Company or another Guarantor that was permitted to be incurred pursuant to this Indenture, substantially concurrently with such incurrence or at the time such person becomes a Guarantor.

     "Permitted Investment" means Investments in (a) any of the Notes; (b) Cash Equivalents; and (c) intercompany notes to the extent permitted under clause (d) of the definition of "Permitted Indebtedness."

     "Permitted Lien" means (a) Liens existing on the Issue Date; (b) Liens securing Indebtedness incurred under the credit facility in accordance with
Section 4.11; (c) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (d) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen, crew's wages, wages of stevedores, salvage or other like Liens arising by operation of law in the ordinary course of business (including relating to maritime activities); provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (e) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; (g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (i) Liens securing the Notes; (j) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (k) Liens arising from Purchase Money Indebtedness permitted to be incurred under clause (a) of the second paragraph of Section 4.11, provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (l) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any such Subsidiary;
(m) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (n) Liens incurred in connection with Permitted Non-Recourse Vessel Indebtedness; and (o) Liens securing Refinancing Indebtedness, incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property.

     "Permitted Non-Recourse Vessel Indebtedness" means the incurrence by any Non-Recourse Subsidiary of Indebtedness for so long as (a) the liabilities of such Non-Recourse Subsidiary in respect thereof are not directly or indirectly the subject of a guarantee, indemnity or any other form of assurance, undertaking or support from the Company or any Guarantor which would constitute Indebtedness of the Company or the Guarantor, (b) in respect of which the person or persons making such Indebtedness available to such Non-Recourse Subsidiary have no recourse whatsoever to the Company or any Guarantor for the repayment of or payment of any sum relating to such Indebtedness and (c) which such Indebtedness is used for the purpose of refinancing seagoing vessels owned on the Issue Date or financing newly acquired seagoing vessels, any such vessels to be used solely by the Company, a Guarantor or such Non-Recourse Subsidiary.

     "Permitted Tax Distribution" means with respect to each tax year that the Company or a Guarantor (a "Taxpayer") qualifies as an S Corporation under the Internal Revenue Code of 1986 (as amended, or any successor statute), or any similar provision of state or local law, distributions of Tax Amounts, provided that prior to any distribution of Tax Amounts a knowledgeable and duly authorized officer of the Taxpayer making such distribution certifies, and counsel reasonably acceptable to the Trustee opines, that such Taxpayer qualifies as an S Corporation for Federal income tax purposes and for the states in respect of which such distributions are being made and that at the time of such distributions, the most recent audited financial statements of the Company covering such Taxpayer provide that such Taxpayer was treated as an S Corporation for Federal income tax purposes for the period of such financial statements.

     "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

     "Preferred Stock" means an Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

     "principal" of any Indebtedness means the principal of such Indebtedness.

     "pro forma" means, as used in and with respect to the definition of "Consolidated Coverage Ratio", pro forma in accordance with Regulation S-X of the SEC.

     "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible, intangible, contingent, direct or indirect.

     "Public Equity Offering" means an underwritten offering of common stock of the Company not constituting Disqualified Capital Stock for cash pursuant to an effective registration statement under the Securities Act.

     "Purchase Agreement" means (a) with respect to the Original Notes, the Purchase Agreement dated January 21, 1998 for the purchase of $140,000,000 principal amount of Original Notes among the Company, the Subsidiary Guarantors signatory thereto and the Initial Purchaser as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof and (b) with respect to any Additional Notes, any purchase or underwriting agreement entered into by the Company, any Subsidiary Guarantors and the initial purchasers or underwriters with respect thereto, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Purchase Money Indebtedness" of any person means any Indebtedness of such person to any seller or other person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease) of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred within 120 days of such acquisition and is secured only by the assets so financed.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of its Qualified Capital Stock for any Capital Stock or Indebtedness of the Company issued on or after the Issue Date.

     "Record Date" means a Record Date specified in the Notes whether or not such Record Date is a Business Day, or, if applicable, as specified in Section 2.12.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraphs 5 and 6 in the form of Note attached hereto as Exhibit A.

     "Redemption Price," when used with respect to any Note to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Note attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

     "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or
(b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified

Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable fees and expenses incurred in connection with such Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and
(ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than (i) the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing or (ii) the Notes, but only in the case of Refinancing Indebtedness described by (C)(ii) below, and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced,
(C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than (i) the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced or (ii) the Stated Maturity, but only if such final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced falls after the Stated Maturity and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

     "Registrar" shall have the meaning specified in Section 2.3.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof by and between the Initial Purchaser and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

     "Restricted Investment" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; provided, however, that (i) a merger of another person with or into the Company or a Subsidiary Guarantor in accordance with the terms of this Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a Subsidiary Guarantor and (ii) Investments in any Person, so long as immediately upon such Investment such Person becomes a Subsidiary Guarantor, shall not be deemed to be a Restricted Investment.

     "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person (including, without limitation, pursuant to the Employee Stock

Plan), (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or parent of such person, (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or any Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; or (ii) any dividend, distribution or other payment to the Company, or to any of the Subsidiary Guarantors, by the Company or any of its Subsidiaries.

     "Restricted Security" means a Note, unless or until it has been
(i) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or (ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms and provisions of the Registration Rights Agreement be a Restricted Security.

     "S&P" means Standard & Poor's, a division of The McGraw Hill Companies, and its successors.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior Debt" of the Company or any Guarantor means Indebtedness of the Company or such Guarantor arising under the Credit Agreement and without duplication, certain Existing Indebtedness or Indebtedness that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the Notes or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (b) Indebtedness incurred in violation of the terms of this Indenture, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, (e) Capitalized Lease Obligations, and (f) any liability for taxes owed or owing by the Company or such Guarantor.

     "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

     "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

     "Stated Maturity," when used with respect to any Note, means January 15, 2006.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Notes or such Guarantee, as applicable, in any respect or has a final stated maturity after the Stated Maturity.

     "Subsidiary" with respect to any person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (iii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

     "Subsidiary Guarantors" means the parties named as such in the preamble of this Indenture and future Subsidiaries of the Company specified in Section 11.5. Subsidiary Guarantors do not include Non-Recourse Subsidiaries or Unrestricted Subsidiaries.

     "Tax Amounts" with respect to any year means (a) an amount equal to the higher of (i) the product of (A) the taxable income of the relevant Taxpayer for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage (as defined below), and (ii) the product of (A) the alternative minimum taxable income attributable to such Taxpayer for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage, in either case, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to such Taxpayer solely as a result of the stockholder's investment in such Taxpayer (including without limitation, tax losses, alternative minimum tax credits, other tax credits and carryforwards and carrybacks thereof to the extent such benefit is realized in the year for which the Tax Amount is being determined); provided, however, that in no event shall such Tax Percentage exceed the greater of (1) the highest aggregate applicable statutory marginal rate of Federal, state and local income tax (or, when applicable, alternative minimum tax), to which a corporation doing business in New York City would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm); and
(2) 50%. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods. The term "Tax Percentage" is the highest aggregate applicable statutory marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which an individual shareholder of the Taxpayer could be subject in the relevant year of determination (calculated in good faith by the Taxpayer and certified to the Trustee by a nationally recognized tax accounting firm). Distributions of Tax Amounts may be made from time to time with respect to a tax year based on reasonable estimates, with a reconciliation within 40 days of the earlier of (i) the Taxpayer's filing of the Internal Revenue Service Form 1120S for the applicable taxable year; and (ii) the last date such form is required to be filed (without regard to any extensions). The stockholders of each Taxpayer will enter into a binding agreement with each Taxpayer to reimburse the applicable Taxpayer for certain positive differences between the distributed amount and the Tax Amount, which difference must be paid at the time of such reconciliation.

     "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code ss.77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided in Section 9.3.

     "TNX Shareholders Agreement" means the Shareholders Agreement, dated as of November 20, 1997, by and among NPR Holding Corporation, certain members of NPR Holding Corporation's senior management and the other entities and individuals signatory thereto.

     "Transfer Restricted Securities" means Notes that bear or are required to bear the legend set forth in Section 2.6.

     "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

     "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Unrestricted Subsidiary" means any subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); provided, that (i) such subsidiary shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (ii) neither immediately prior thereto nor after giving pro forma effect to such designation would there exist a Default or Event of Default and (iii) immediately after giving pro forma effect thereto, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. As of the Issue Date, The Riverfront Development Corporation shall be an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Wholly-owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company or one or more Wholly-owned Subsidiaries of the Company.

     SECTION 1.2. Incorporation by Reference of TIA.

     Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Notes.

     "obligor" on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

     SECTION 1.3. Rules of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) "or" is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular;

     (5) provisions apply to successive events and transactions;

     (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (7) references to Sections or Articles means reference to such Section or
Article in this Indenture, unless stated otherwise.


                                   ARTICLE II

                                    THE NOTES

     SECTION 2.1. Form and Dating.

     The Notes and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Note attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the forms of Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall represent the aggregate amount of outstanding Notes that may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

     SECTION 2.2. Execution and Authentication.

     Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Note for the Company by manual or facsimile signature.

     If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Notes and this Indenture.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note but such signature shall be conclusive evidence that the Note has been authenticated pursuant to the terms of this Indenture.

     The Trustee shall authenticate (i) Original Notes for original issue on the date hereof in the aggregate principal amount of $140,000,000, (ii) subject to
Section 4.11, Additional Notes in an aggregate principal amount of up to $60,000,000 and (iii) Exchange Notes for original issue in the aggregate principal amount of up to $200,000,000, in each case upon a written order of the Company in the form of an Officers' Certificate; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with the Registration Rights Agreement. The Additional Notes shall have identical terms and conditions (i) if issued prior to the issuance of the Exchange Notes, to the Original Notes or (ii) if issued after the issuance of the Exchange Notes, to the Exchange Notes (subject to registration thereof pursuant to the Securities
Act). Any Additional Notes shall be part of the same issue as the Original Notes and will vote on all matters with the Original Notes. The Officers' Certificate shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and whether the Notes are to be Original Notes, Additional Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000, except as provided in
Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Notes in substitution of Notes originally issued to reflect any name change of the Company.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

     Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

     SECTION 2.3. Registrar and Paying Agent.

     The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange ("Registrar"), and an office or agency where Notes may be presented for payment ("Paying Agent"), and where notices and demands to or upon the Company in respect of the Notes may be served. The Company and Affiliates of the Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and X hereof and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and by its acknowledgment and acceptance on the signature page hereto, the Trustee hereby initially agrees so to act.

     The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

     The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     The Company initially appoints the Trustee to act as Note Custodian with respect to the Global Notes.

     Upon the occurrence of an Event of Default described in Section 6.1(iv) or
(v) hereof, the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may assume the duties and obligations of the Registrar and the Paying Agent hereunder.

     The Company may conclusively rely on, and will be protected from relying on, instructions from the Holder of the Global Note or DTC for all purposes.

     SECTION 2.4. Paying Agent to Hold Assets in Trust.

     The Company shall require each Paying Agent other than the Trustee to agree in writing that each such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by such Paying Agent for the payment of principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

     SECTION 2.5. Noteholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA ss.312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA ss.312(a).

     Neither the Company nor the Trustee shall be liable for any delay by the Holder of the Global Notes or DTC in identifying the beneficial owners of Notes.

     SECTION 2.6. Transfer and Exchange.

          (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

          (x) to register the transfer of such Definitive Notes; or

          (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for registration of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing; and

          (ii) in the case of Transfer Restricted Securities that are Definitive Notes, shall be accompanied by the following additional information and documents, as applicable:

          (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

          (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act) that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

          (C) if such Transfer Restricted Security is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

          (D) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note) and an Opinion of Counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, certification, substantially in the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

          (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

          (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

          (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

               (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Note); or

               (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Security for its own account or the account of another such

          "qualified institutional buyer", a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Note); or

               (C) if such beneficial interest is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Note); or

               (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Note) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee or the Note Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee's authenticating agent will authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

          (ii) Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered.

          (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) Authentication of Definitive Notes in Absence of Depositary. If at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within ninety days after delivery of such notice; or

          (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture, then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Notes, will, or its authenticating agent will, authenticate and deliver Definitive Notes, in an aggregate principal amount equal to the principal amount of the Global Notes, in exchange for such Global Notes.

          (g) Legends.

          (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES

     LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED, A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Act or an effective registration statement under the Securities Act:

               (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

               (B) any such Transfer Restricted Security represented by a Global Note shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Note).

          (iii) Any Exchange Notes issued in connection with the Exchange Offer shall not bear the legend set forth in (i) above and the Trustee shall rescind any restriction on the transfer of such Exchange Notes.

          (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (i) Obligations with respect to Transfers and Exchanges of Definitive Notes.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 4.14, 9.5, or 10.1 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Note selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article X or Section 4.14 hereof or redemption of Notes pursuant to Article III hereof and ending at the close of business on the day of such mailing.

          (iv) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof.

          (j) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

     SECTION 2.7. Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note.

     Every replacement Note is an additional obligation of the Company.

     SECTION 2.8. Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee (including any Note represented by a Global Note) except those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note, except as provided in Section 2.9 hereof.

     If a Note is replaced pursuant to Section 2.7 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7 hereof.

     If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash sufficient to pay all of the principal and interest and premium, if any, due on the Notes payable on that date and payment of the Notes called for redemption is not otherwise prohibited, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.9. Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, Notes owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

     SECTION 2.10. Temporary Notes.

     Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company reasonably and in good faith consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company in the form of an Officers' Certificate, authenticate Definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary

Notes shall in all respects be entitled to the same benefits under this Indenture as permanent Notes authenticated and delivered hereunder.

     SECTION 2.11. Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration, transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, without the written direction of the Company to the contrary, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes that have been paid or delivered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.11 hereof, except as expressly permitted in the form of Notes and as permitted by this Indenture.

     SECTION 2.12. Defaulted Interest.

     Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such interest.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and the Note (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered holder on the relevant Record Date, or, as applicable, the Special Record Date (as defined below), and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or
(2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be not more than 15 days, and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

     Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon the registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     SECTION 2.13. CUSIP Numbers.

     The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                                   REDEMPTION

     SECTION 3.1. Right of Redemption.

     Redemption of Notes, as permitted by the provisions of this Indenture, shall be made in accordance with such provisions and this Article III. Except as described in this Section and Paragraph 5 of the Notes, the Company will not have the right to redeem any Notes prior to January 15, 2002. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after January 15, 2002, upon not less than 30 days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing January 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:

     Year                                                            Percentage
     ----                                                            ----------

     2002.............................................................104.8750%
     2003.............................................................102.4375%
     2004 and thereafter..............................................100.0000%

     Until January 15, 2001 upon an Public Equity Offering of common stock for cash of the Company, up to 35% of the sum of (i) the original aggregate principal amount of the Notes and (ii) the original aggregate principal amount of any Additional Notes may be redeemed at the option of the Company within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 109 3/4% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption not less than 65% of the sum of (i) the original aggregate principal amount of the Notes and (ii) the original aggregate principal amount of any Additional Notes remains outstanding.

     The Notes will not have the benefit of any sinking fund.

     Except as provided in this Section and paragraph 5 of the Notes, the Notes may not otherwise be redeemed at the option of the Company.

     SECTION 3.2. Notices to Trustee.

     If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Notes to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

     If the Company elects to reduce the principal amount of Notes to be redeemed pursuant to Paragraph 5 of the Notes by crediting against any such redemption Notes it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee, in the form of an Officers' Certificate, and the Paying Agent of the amount of the reduction and deliver such Notes with such notice.

     The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 3.3. Selection of Notes to Be Redeemed.

     If less than all of the Notes are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be appropriate and fair and in such manner as complies with any applicable Depositary, legal and stock exchange requirements.

     The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company and the Paying Agent in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

     SECTION 3.4. Notice of Redemption.

     At least 30 days, but not more than 60 days prior to the Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Notes are to be redeemed. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption;

          (3) the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (5) that, unless (a) the Company defaults in its obligation to deposit with the Paying Agent cash which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide the amount to fund the Redemption Price in accordance with Section
     3.6 hereof or (b) such redemption payment is prohibited, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date, upon surrender to the Paying Agent of the Notes called for redemption and to be redeemed;

          (6) if any Note is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof shall be issued;

          (7) if less than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

          (8) the CUSIP number of the Notes to be redeemed; and

          (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Notes.

     SECTION 3.5. Effect of Notice of Redemption.

     Once notice of redemption is mailed in accordance with Section 3.4 hereof, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, including interest and Liquidated Damages, if any, accrued and unpaid to the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the Interest Payment Date, to which such Record Date relates, the accrued interest (and Liquidated Damages, if any) shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

     SECTION 3.6. Deposit of Redemption Price.

     On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) cash sufficient to pay the Redemption Price of all Notes to be redeemed on such Redemption Date (other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any cash so deposited which is not required for that purpose upon the written request of the Company.

     If the Company complies with the preceding paragraph and payment of the Notes called for redemption is not prohibited for any reason, interest on the Notes to be redeemed shall cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. Notwithstanding anything herein to the contrary, if any Note surrendered for redemption in the manner provided in the Notes shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and the Note.

     SECTION 3.7. Notes Redeemed in Part.

     Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.1. Payment of Notes.

     The Company shall pay the principal of and interest (and Liquidated Damages, if any) on the Notes on the dates and in the manner provided herein and in the Notes. An installment of principal of or interest (or Liquidated Damages, if any) on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders (on or before 10:00 a.m. New York City time to the extent necessary to provide the funds to the Depositary in accordance with the Depositary's procedures) on that date cash deposited and designated for and sufficient to pay the installment.

     The Company shall pay interest on overdue principal and on overdue installments of interest (and Liquidated Damages, if any) at the rate specified in the Notes compounded semi-annually, to the extent lawful.

     SECTION 4.2. Maintenance of Office or Agency.

     The Company and the Guarantors shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 13.2 hereof.

     The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company and the Guarantors shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office.

     SECTION 4.3. Limitation on Restricted Payments.

     The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in Section 4.11 or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (b) the aggregate Net Cash Proceeds received by the Company from the sale of the Company's Qualified Capital Stock (other than (i) to a Subsidiary of the Company and (ii) to the extent applied in connection with a Qualified Exchange), after the Issue Date.

     The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, shall not prohibit (t) pro rata dividends and other distributions on Equity Interests of a Subsidiary by such Subsidiary, (u) Restricted Investments, provided that, after giving pro forma effect to any such Investment, the aggregate amount of all such Investments made on or after the Issue Date that are outstanding (after giving effect to any such Investments that are returned to the Company or the Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation) at any time does not exceed $10.0 million plus (i) any cash proceeds received by the Company or any Guarantor from the Packer Avenue Proceeding and (ii) the Net Cash Proceeds received by the Company from the sale (other than to any of its Affiliates, to the extent used to effect a Qualified Exchange, or to the extent used to make Restricted Payments other than pursuant to this clause (u)) of its Qualified Capital Stock after the Issue Date, (v)(i) payments pursuant to the Employee Stock Plan and (ii) repurchases of Capital Stock from employees of the Company or its Subsidiaries upon their death (or from such employees' estate or heirs in the case of any such death) or disability or the termination of their employment, such payments under (i) and (ii) collectively not to exceed $15.0 million in the aggregate on and after the Issue Date and (w) payments required to be made under put rights pursuant to the TNX Shareholders Agreement not to exceed $10.0 million in the aggregate, and the provisions of the immediately preceding paragraph shall not prohibit (x) a Qualified Exchange, (y) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions and (z) so long as the Company is a Subchapter S Corporation or substantially similar pass-through entity for federal income tax purposes, cash distributions paid by the Company to its shareholders from time to time in amounts permitted by and otherwise in accordance with the definition of Permitted Tax Distribution. The full amount of any Restricted Payment made pursuant to the foregoing clauses (t), (u), (v) and
(y) (but not pursuant to clauses (w), (x) and (z)) of the immediately preceding sentence, however, shall be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the immediately preceding paragraph.

     For purposes of this Section 4.3, the amount of any Restricted Payment, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of the Board of Directors of the Company. Additionally, at the time of each Restricted Payment, the Company shall deliver an Officers' Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of this Indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of this Indenture.

     SECTION 4.4. Corporate and Partnership Existence.

     Except as otherwise permitted by Article V, Section 4.14 or Section 11.4, the Company and the Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate, partnership or other organizational existence, as the case may be, and the corporate, partnership or other organizational existence, as the case may be, of each of their Subsidiaries in accordance with the respective organizational documents of each of them and the material rights (charter and statutory) and material corporate franchises of the Company, the Guarantors and each of their respective Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to preserve, with respect to themselves, any right or franchise, and with respect to any of their respective Subsidiaries, any such existence, right or franchise, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not adverse in any material respect to the Holders.

     SECTION 4.5. Payment of Taxes and Other Claims.

     The Company and the Guarantors shall, and shall cause each of their Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company, any Guarantor or any of their Subsidiaries or any of their respective properties and assets and (ii) all lawful claims, whether for labor, materials, supplies or services, which have become due and payable and which by law have or may become a Lien upon the property and assets of the Company, any Guarantor or any of their Subsidiaries; provided, however, that neither the Company nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

     SECTION 4.6. Maintenance of Properties and Insurance.

     The Company and the Guarantors shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.6 shall prevent the Company or any Guarantor from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a)(i) in the judgment of the Board of Directors of the Company, desirable in the conduct of the business of the Company and (ii) not adverse in any material respect to the Holders or (b) otherwise permitted under Section 4.14.

     The Company and the Guarantors shall provide, or cause to be provided, for themselves and each of their Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Company is adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner, with (except for self-insurance) reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company and adequate and appropriate for the conduct of the business of the Company, the Guarantors and such Subsidiaries in a prudent manner for entities similarly situated in the industry.

     SECTION 4.7. Compliance Certificate; Notice of Default.

     (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate, one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Company, complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries, if any, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture (without regard to notice requirements or grace periods) and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company, any Guarantor or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

     SECTION 4.8. Reports.

     Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall furnish to the Trustee, to each Holder and to prospective purchasers of Notes identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting requirements) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required; and, unless the Commission shall not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission. Notwithstanding anything contrary herein the Trustee shall have no duty to review such documents for purposes of determining compliance with any provisions of this Indenture.

     SECTION 4.9. Limitation on Status as Investment Company.

     The Company and the Subsidiaries shall not become required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

     SECTION 4.10. Limitation on Transactions with Affiliates.

     Neither the Company nor any of its Subsidiaries shall be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company, than could have been obtained in an arm's length transaction with a non-Affiliate, (ii) if involving consideration to either party in excess of $1.0 million unless such Affiliate Transaction(s) is the subject of an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and
(iii) if involving consideration to either party in excess of $10.0 million, unless, in addition, the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation; provided, however, that clause (iii) of this
Section 4.10 also shall be applicable to any Affiliate Transaction involving consideration to either party in excess of $5.0 million but equal to or less than $10.0 million unless such Affiliate Transaction is only with an Affiliate
(x) engaged in business substantially similar and related to the business then conducted by the Company and its Subsidiaries (as permitted under this Indenture) and (y) such Affiliate Transaction is entered into in the ordinary course of business for purposes customary in the Company's industry.

     SECTION 4.11. Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.

     Except as set forth in this Section 4.11, the Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an"incurrence"), any Indebtedness or issue any Disqualified Capital Stock (including Acquired Indebtedness), other than Permitted Indebtedness. Notwithstanding the foregoing, if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness or issuance of Disqualified Capital Stock and (ii) on the date of such incurrence or issuance (the "Incurrence Date"), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness or issuance of Disqualified Capital Stock and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to l (the "Debt Incurrence Ratio"), then the Company may incur such Indebtedness or issue Disqualified Capital Stock and the Guarantors may incur such Indebtedness (other than Disqualified Capital Stock).

     In addition, the foregoing limitations shall not apply to:

          (a) the incurrence by the Company or any Guarantor of Purchase Money Indebtedness on or after the Issue Date; provided, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (a) (including any Indebtedness incurred to refinance, replace or refund such Indebtedness) shall not exceed $25.0 million, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Guarantor, as applicable, of the property so purchased, leased or financed;

          (b) if no Event of Default shall have occurred and be continuing, the incurrence by the Company or any Guarantor of Indebtedness in an aggregate principal amount outstanding at any time (including Indebtedness incurred to refinance, replace or refund such Indebtedness) of up to $25.0 million;

          (c) the incurrence by the Company or any Guarantor of Indebtedness pursuant to the Credit Agreement up to an aggregate principal amount outstanding at any time (including any Indebtedness incurred to refinance, replace or refund such Indebtedness) of $50.0 million, minus the amount of any such Indebtedness
(i) retired with the Net Cash Proceeds from any Asset Sale applied to reduce permanently the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (1)(b)(ii) of the first paragraph of Section
4.14 or (ii) assumed by a transferee in an Asset Sale;

          (d) the incurrence by the Company or any Guarantor of Existing Indebtedness; and

          (e) the incurrence by any Non-Recourse Subsidiary of Permitted Non-Recourse Vessel Indebtedness.

     Indebtedness or Disqualified Capital Stock of any Person which is outstanding at the time such Person becomes a Subsidiary of the Company (including upon designation of any subsidiary or other person as a Subsidiary) or is merged with or into or consolidated with the Company or a Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Subsidiary of the Company or is merged with or into or consolidated with the Company or a Subsidiary of the Company, as applicable. The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is contractually subordinate in right of payment to any other Indebtedness of the Company or a Guarantor unless, by its terms, such Indebtedness is subordinate to the same extent in right of payment to the Notes or the Guarantee, as applicable.

     SECTION 4.12. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.

     The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except (a) restrictions imposed by the Notes or this Indenture or by other indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes (and the guarantees, as applicable), provided such restrictions are no more restrictive than those imposed by this Indenture and the Notes, (b) restrictions imposed by applicable law, (c) restrictions under the Existing Indebtedness and Permitted Non-Recourse Vessel Indebtedness, (d) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under Section 4.11, provided such restriction or requirement is no more restrictive than that imposed by the Credit Agreement as of the Issue Date, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided further such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, (g) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to clause (a) of the second paragraph of Section 4.11, provided such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness, and (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets other than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture on assets securing Senior Debt or Purchase Money Indebtedness incurred in accordance with Section 4.11 shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

     SECTION 4.13. Reserved.

     SECTION 4.14. Limitation on Sales of Assets and Subsidiary Stock.

     The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Guarantor or a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless (1)(a) the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied, subject to the next paragraph below, within 330 days after the date of such Asset Sale, to (i) the optional redemption of (a) Indebtedness secured by the items so subject to such Asset Sale or (b) the Notes in accordance with the terms of this Indenture and other indebtedness of the Company ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding or
(ii) to the repurchase of (a) Indebtedness secured by the items so subject to such Asset Sale or (b) the Notes and such other Indebtedness ranking on a parity with the Notes and having similar provisions requiring the Company to purchase or redeem such Indebtedness with the proceeds from asset sales pursuant to a cash offer subject only to conditions, if any, required by law (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment, made within 330 days of such Asset Sale or (b) within 330 days following such Asset Sale, the Asset Sale Offer Amount is (i) invested in assets and property (except in connection with the acquisition of a Wholly-owned Subsidiary, other than notes, bonds, obligation and securities) which in the good faith reasonable judgment of the Board of Directors of the Company shall immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) used to retire permanently Indebtedness permitted to be incurred pursuant to clause (c) of the second paragraph of Section 4.11 (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount), (2) at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of Cash or Cash Equivalents, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and
(4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

     An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clause (1)(a)(i) or clause (l)(b) above (the "Excess Proceeds") exceeds $10.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered (on a pro rata basis (in $1,000 increments) if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of clause (2) above, total consideration received means the total consideration received for such Asset Sales minus the amount of Purchase Money Indebtedness or Permitted Non-Recourse Vessel Indebtedness secured solely by and repaid with the proceeds from the assets sold or assumed by a transferee.

     Notwithstanding, and without complying with, the provisions of this
Section 4.14:

          (i) the Company and its Subsidiaries may, in the ordinary course of business, (1) convey, sell, transfer, assign or otherwise dispose of inventory acquired and held for resale in the ordinary course of business or (2) liquidate Cash Equivalents;

          (ii) the Company and its Subsidiaries may (x) convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the limitation on mergers, sales or consolidations provisions in this Indenture and (y) make Restricted Payments permitted by Section 4.3;

          (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

          (iv) the Company and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its Subsidiary Guarantors; and

          (v) the Company and each of its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind or grant Liens not prohibited by this Indenture.

     All Net Cash Proceeds from an Event of Loss (other than the proceeds of any business interruption insurance) shall be invested, or used to repurchase (a) Indebtedness secured by the items so subject to such Event of Loss or (b) Notes and on a pro rata basis with the Notes other Indebtedness ranking on a parity with the Notes, all within the period and as otherwise provided above in the first paragraph of this Section 4.14.

     In addition to the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Subsidiary of the Company except (i) pursuant to an Asset Sale of all the Equity Interests of such Subsidiary or (ii) pursuant to an Asset Sale of common stock with no preferences or special rights or privileges and with no redemption or prepayment provisions, provided that after such sale, the Company or its Subsidiaries own a majority of the voting and economic Equity Interests of such Subsidiary.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, compliance by the Company or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under this Section 4.14.

     If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) shall not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

     SECTION 4.15. Waiver of Stay, Extension or Usury Laws.

     Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium of, or interest (or Liquidated Damages, if any) on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 4.16. Limitation on Liens Securing Indebtedness.

     The Company and the Guarantors shall not, and shall not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or hereafter acquired on or after the Issue Date of this Indenture or upon any income or profits therefrom securing any Indebtedness of the Company or any Guarantor, provided that only with respect to other senior Indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking on a parity with the Notes (and the guarantees, as applicable), the Company provides, and causes its Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured.

     SECTION 4.17. Rule 144A Information Requirement.

     The Company shall furnish to the Holders of the Securities and prospective purchasers of Securities designated by the Holders of Transfer Restricted Securities, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as either the Company has concluded an offer to exchange the Exchange Notes for the Initial Notes or a registration statement relating to resales of the Securities has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of such resale registration statement.

     SECTION 4.18. Limitations on Lines of Business.

     Neither the Company nor any of its Subsidiaries shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.


                                    ARTICLE V

                              SUCCESSOR CORPORATION

     SECTION 5.1. Limitation on Merger, Sale or Consolidation.

     The Company shall not consolidate with or merge with or into another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and this Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and (iii) (unless such transaction is solely the merger of the Company and one of its previously existing Wholly-owned Subsidiaries which is also a Guarantor and such transaction is not in connection with any other transaction) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in
Section 4.11.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to (except in the case of a lease), and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     SECTION 5.2. Successor Corporation Substituted.

     Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with Section 5.1 the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to, and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

     SECTION 6.1. Events of Default.

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable, and the continuance of any such failure for a period of 30 days;

          (ii) failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, upon redemption, by acceleration, or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise;

          (iii) failure by the Company or any Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, specifying such Default;

          (iv) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree, judgment or order of a court of competent jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Significant Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

          (v) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, fail generally to pay its debts as they become due, or take any corporate action in furtherance of any of the foregoing;

          (vi) a default in any issue of Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $10.0 million (a) resulting from the failure to pay principal or interest when due or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity; and

          (vii) final unsatisfied judgments not covered by insurance for the payment of money, or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Subsidiaries, aggregating in excess of $10.0 million, at any one time shall be rendered against the Company or any of its Subsidiaries and not be stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days.

     If a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

     SECTION 6.2. Acceleration of Maturity Date; Rescission and Annulment.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1 (iv) or section 6.1 (v) above relating to the Company or any of its Significant Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in Section 6.1 (iv) or Section 6.1 (v) above, relating to the Company or any of its Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon shall be immediately due and payable on all outstanding Notes without any declaration or other act on the part of Trustee or the Holders.

     At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

          (1) the Company has paid or deposited with the Trustee cash sufficient to pay:

               (A) all overdue interest and Liquidated Damages, if any, on all Notes,

               (B) the principal of (and premium, if any, applicable to) any Notes which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Notes,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes,

               (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and all other amounts due the Trustee under
          Section 7.7 and

          (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 6.12.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to (i) any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event and
(ii) any provision requiring supermajority approval to amend, unless such default has been waived by such a supermajority. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

     SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (i) or (ii) of Section 6.1 hereof occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium (if any), and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), and on any overdue interest (and Liquidated Damages, if any), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 6.4. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any (and Liquidated Damages, if any), or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

          (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest (and Liquidated Damages, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

          (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.


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


     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.5. Trustee May Enforce Claims Without Possession of Notes.

     All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 7.7, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

     SECTION 6.6. Priorities.

     Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), or interest (or Liquidated Damages, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the Trustee in payment of all amounts due pursuant to Section 7.7 hereof;

     SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), and interest (and Liquidated Damages, if any) on, the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium (if any), and interest (and Liquidated Damages, if any), respectively; and

     THIRD: To the Company, the Subsidiary Guarantors or such other Person as may be lawfully entitled thereto, the remainder, if any, each as their respective interests may appear.

     The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 6.6.

     SECTION 6.7. Limitation on Suits.

     No Holder of any Note shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

          (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

          (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

     SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest (and Liquidated Damages, if any) on, such Note on the Maturity Dates of such payments as expressed in such Note (in the case of redemption, the Redemption Price on the applicable Redemption Date, in the case of a Change of Control, the Change of Control Purchase Price on the Change of Control Purchase Date, and in the case of an Asset Sale, the Asset Sale Offer Price on the relevant purchase date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

     SECTION 6.9. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.10. Delay or Omission Not Waiver.

     No delay or omission by the Trustee or by any Holder of any Note to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 6.11. Control by Holders.

     Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

          (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     SECTION 6.12. Waiver of Existing or Past Default.

     Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Notes may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a default

          (A) in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, any Note as specified in clauses (i) and (ii) of Section 6.1 hereof and not yet cured, or

          (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

     SECTION 6.13. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any), or interest (or Liquidated Damages, if any) on, any Note on or after the respective Maturity Date expressed in such Note (including, in the case of redemption, on or after the Redemption Date).

     SECTION 6.14. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

     SECTION 7.1. Duties of Trustee.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

               (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1,

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.11 hereof.


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


          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company (including without limitation to the extent the Trustee receives funds prior to the interest payment date in order to comply with the provisions of Section 4.1). Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

     SECTION 7.2. Rights of Trustee.

     Subject to Section 7.1 hereof:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in such document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it or its agent takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Company or such Subsidiary Guarantor, as applicable.

          (h) The Trustee shall have no duty to inquire as to the performance of the Company's or any Subsidiary Guarantor's covenants in Article IV hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(i), 6.1(ii) and 4.1 hereof, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

          (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

          (j) The Trustee may conclusively rely on, and will be protected in relying on, instructions from the Holder of the Global Note or DTC for all purposes.

          (k) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     SECTION 7.3. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary Guarantor, any of their Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

     SECTION 7.4. Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes, other than the Trustee's certificate of


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


authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

     SECTION 7.5. Notice of Default.

     If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the uncured Event of Default within 90 days after such Event of Default occurs. Except in the case of an Event of Default in payment of principal (or premium, if any), of, or interest (or Liquidated Damages, if any) on, any Note (including the payment of the Change of Control Purchase Price on the Change of Control Payment Date, the payment of the Redemption Price on the Redemption Date and the payment of the Asset Sale Offer Price on the relevant purchase date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Noteholders.

     SECTION 7.6. Reports by Trustee to Holders.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Noteholder a brief report dated as of such May 15 that complies with TIA ss.313(a). The Trustee also shall comply with TIA ss.313(b) and 313(c).

     The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

     A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

     SECTION 7.7. Compensation and Indemnity.

     The Company and the Subsidiary Guarantors jointly and severally agree to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Subsidiary Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

     The Company and the Subsidiary Guarantors jointly and severally agree to indemnify each of the Trustee (in its capacity as Trustee) and any predecessor trustee and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, damage, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company and the Subsidiary Guarantors shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's and the Subsidiary Guarantors' expense in the defense. The Trustee may have separate counsel and the Company and the Subsidiary Guarantors shall pay the reasonable fees and expenses of such counsel; provided, that the Company and the Subsidiary Guarantors will not be required to pay such fees and expenses if they assume the Trustee's defense and there is no conflict of interest between the Company and the Subsidiary Guarantors and the Trustee in connection with such defense. The Company and the Subsidiary Guarantors need not pay for any settlement made without their written consent. The Company and the Subsidiary Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's and the Subsidiary Guarantors' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Notes.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(iv) or (v) of this Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The Company's and the Subsidiary Guarantors' obligations under this Section
7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's and the Subsidiary Guarantors' obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

     SECTION 7.8. Replacement of Trustee.

     The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged bankrupt or insolvent;

          (c) a receiver, custodian or other public officer takes charge of the Trustee or its property;


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


          (d) the Trustee becomes incapable of acting; or

          (e) in the absence of a Default or an Event of Default, the Company elects to remove the Trustee, in its discretion and without the requirement of a reason or cause.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 7.7 hereof have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's and the Subsidiary Guarantors' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

     SECTION 7.9. Successor Trustee by Merger, Etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

     SECTION 7.10. Eligibility; Disqualification.

     The Trustee shall at all times satisfy the requirements of TIA ss.310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss.310(b).


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


     SECTION 7.11. Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA ss.311(a), excluding any creditor relationship listed in TIA ss.311(b). A Trustee who has resigned or been removed shall be subject to TIA ss.311(a) to the extent indicated.


                                  ARTICLE VIII

               DISCHARGE; LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 8.1. Discharge; Option to Effect Legal Defeasance or Covenant Defeasance.

     This Indenture shall cease to be of further effect (except that the Company's and the Subsidiary Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections 8.6 and 8.7 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company or the Subsidiary Guarantors have paid all sums payable hereunder. In addition, the Company may elect at any time to have Section 8.2 or Section 8.3, at the Company's option, of this Indenture applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

     SECTION 8.2. Legal Defeasance and Discharge.

     The Company may, at its option and at any time within one year of the Stated Maturity of the Notes, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and this Indenture shall cease to be of further effect as to all outstanding Notes and Guarantees, except as to (i) rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust described in Section 8.5; (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of this Indenture. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to the Notes.


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


     SECTION 8.3. Covenant Defeasance.

     In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released from their respective obligations under the covenants contained in Sections 4.3, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, and 4.18, Article V and Article X hereof with respect to the outstanding Notes on or after the date of the conditions set forth below are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, neither the Company nor any Subsidiary Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Sections 6.1(iii) through 6.1(vi) hereof shall not constitute Events of Default with respect to the Notes.

     SECTION 8.4. Conditions to Legal or Covenant Defeasance.

     The following shall be the conditions to the application of either Section
8.2 or 8.3 hereof to the outstanding Notes:

          (a) (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
Article VIII applicable to it), in trust, for the benefit of the Holders of the Notes, cash, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such outstanding Notes on the stated date for payment thereof or on the redemption date of such principal or installment date of principal of, premium, if any, or interest on such Notes, and the holders of Notes must have a valid, perfected, exclusive security interest in such trust, (ii) in the case of Legal Defeasance before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance before the date that is one year prior to the Stated Maturity, the Company shall


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


have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding other creditors of the Company; and
(vii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, (i) through (vi) and, in the case of the opinion of counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and (v) of this paragraph, have been complied with.

     SECTION 8.5. Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

     Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

     SECTION 8.6. Repayment to the Company.

          (a) Anything in this Article VIII to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


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


          (b) Any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 8.7. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, of this Indenture by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.1. Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holder, the Company or any Subsidiary Guarantor, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to cure any ambiguity, defect, or inconsistency, or make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this


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


     Indenture, provided such action pursuant to this clause (1) shall not adversely affect the interests of any Holder in any respect;

          (2) to add to the covenants of the Company or the Subsidiary Guarantors for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Subsidiary Guarantors or make any other change that does not adversely affect the rights of any Holder;

          (3) to provide for collateral for or additional Subsidiary Guarantors of the Notes;

          (4) to evidence the succession of another Person to the Company, and the assumption by any such successor of the obligations of the Company, herein and in the Notes in accordance with Article V;

          (5) to comply with the TIA;

          (6) to evidence the succession of another corporation to any Subsidiary Guarantor and assumption by any such successor of the Guarantee of such Subsidiary Guarantor (as set forth in Section 11.4) in accordance with Article XI;

          (7) to evidence the release of any Subsidiary Guarantor in accordance with Article XI;

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

          (9) in any other case where a supplemental indenture is required or permitted to be entered into pursuant to the provisions of this Indenture without the consent of any Holder;

          (10) to provide for the issuance and authorization of the Exchange Notes; or

          (11) to provide for the issuance and authorization of any Additional Notes.

     SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

     Subject to Section 6.8 hereof, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in


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


connection with a tender offer or exchange offer for such Notes), by written act of said Holders delivered to the Company and the Trustee, the Company or any Subsidiary Guarantor, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Notes or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Notes or of modifying in any manner the rights of the Holders under this Indenture or the Notes; provided that no such modification may, without the consent of holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms therein) of Article X or Article XI of this Indenture in a manner adverse to the holders. Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Notes may waive compliance by the Company or any Subsidiary Guarantor with any provision of this Indenture or the Notes. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Note affected thereby:

          (1) change the Maturity Date on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date thereof (or in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used herein) of
     Article III of this Indenture or Paragraph 5 of the Notes regarding the right of the Company to redeem the Notes at its option in a manner adverse to the Holders; or

          (2) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or wavier provided for in this Indenture; or

          (3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

          (4) cause the Notes or any Guarantee to become subordinate in right of payment to any other Indebtedness.


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


     It shall not be necessary for the consent of the Holders under this Section
9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     After an amendment, supplement or waiver under this Section 9.2 or under
Section 9.4 hereof becomes effective, it shall bind each Holder.

     In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

     SECTION 9.3. Compliance with TIA.

     Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     SECTION 9.4. Revocation and Effect of Consents.

     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.


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


     After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder, unless it makes a change described in Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

     SECTION 9.5. Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee or require the Holder to put an appropriate notation on the Note. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

     SECTION 9.6. Trustee to Sign Amendments, Etc.

     The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.


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                                    ARTICLE X

                           RIGHT TO REQUIRE REPURCHASE

     SECTION 10.1. Repurchase of Notes at Option of the Holder Upon a Change of Control.

          (a) In the event that a Change of Control has occurred, each holder of Notes shall have the right, at such holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

          (b) In the event that, pursuant to this Section 10.1, the Company shall be required to commence a Change of Control Offer, the Company shall follow the procedures set forth in this Section 10.1 as follows:

          (i) the Change of Control Offer shall commence within 15 Business Days following the occurrence of a Change of Control;

          (ii) the Change of Control Offer shall remain open for at least 20 Business Days following its commencement (the "Change of Control Offer Period");

          (iii) upon the expiration of the Change of Control Offer Period, the Company promptly shall purchase all of the tendered Notes at the Change of Control Purchase Price;

          (iv) if the Change of Control is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Noteholders who tender Notes pursuant to the Change of Control Offer;

          (v) the Company shall provide the Trustee and the Paying Agent with written notice of the Change of Control Offer at least three Business Days before the commencement of any Change of Control Offer; and


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


          (vi) on or before the commencement of any Change of Control Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Noteholders, which (to the extent consistent with this Indenture) shall govern the terms of the Change of Control Offer and shall state:

               (A) that the Change of Control Offer is being made pursuant to this Section 10.1 and that all Notes, or portions thereof, tendered will be accepted for payment;

               (B) the Change of Control Purchase Price (including the amount of accrued but unpaid interest (and Liquidated Damages, if any)) and the Change of Control Purchase Date;

               (C) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

               (D) that, unless the Company defaults in depositing cash with the Paying Agent in accordance with the last paragraph of this Section 10.1, or such payment is prevented for any reason, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

               (E) that Holders electing to have a Note, or portion thereof, purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the expiration of the Change of Control Offer;

               (F) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, prior to the expiration of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder is withdrawing and a statement containing a facsimile signature and stating that such Holder is withdrawing his election to have such principal amount of Notes purchased;


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


               (G) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

               (H) a brief description of the events resulting in such Change of Control.

     Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

     On or before the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.


                                   ARTICLE XI

                                    GUARANTEE

     SECTION 11.1. Guarantee.

          (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, to the fullest extent permitted by applicable law, each of the Subsidiary Guarantors hereby irrevocably and unconditionally guarantees (the "Guarantee") to the Trustee and its successors and assigns, irrespective of the validity and enforceability against the Company and any other Subsidiary Guarantors of this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, that: (x) the principal of and premium (if any), and interest (and Liquidated Damages, if any) on the Notes will be paid in full when due, whether at the Maturity Date or Interest Payment Date, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise; (y) all other obligations of the Company to


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


the Holders or the Trustee under this Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Notes; and (z) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Subsidiary Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

     If the Company or a Subsidiary Guarantor defaults in the payment of the principal of, premium, if any, or interest (or Liquidated Damages, if any) on, the Notes when and as the same shall become due, whether upon maturity, acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, without the necessity of action by the Trustee or any Holder, each Subsidiary Guarantor shall be required, jointly and severally, to promptly make such payment in full.

          (b) Each Subsidiary Guarantor hereby agrees to the fullest extent permitted by applicable law, that its obligations with regard to this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives to the fullest extent permitted by applicable law diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or any Subsidiary Guarantor, or any Custodian or similar official acting in relation to either the Company or such Subsidiary Guarantor, any amount paid by either the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.2 hereof, those obligations (whether or not due and payable) will forthwith become due and payable by each of the Subsidiary Guarantors for the purpose of this Guarantee.

          (d) It is the intention of each Subsidiary Guarantor and the Company that the obligations of each Subsidiary Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guarantee would be annulled, avoided or subordinated to the creditors of any Subsidiary Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guarantee was made by such Subsidiary Guarantor without fair consideration and, immediately after giving effect thereto, such Subsidiary Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Subsidiary Guarantor under such Guarantee shall be reduced by such court if and to the extent such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "fair consideration", "insolvency", "unable to pay its debts as they mature", "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

     SECTION 11.2. Execution and Delivery of Guarantee.

     Each Subsidiary Guarantor shall, by virtue of such Subsidiary Guarantor's execution and delivery of this Indenture or such Subsidiary Guarantor's execution and delivery of an indenture supplement pursuant to Section 11.1 hereof, be deemed to have signed on each Note issued hereunder the notation of guarantee set forth on the form of the Notes attached hereto as Exhibit A to the same extent as if the signature of such Subsidiary Guarantor appeared on such Note.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in Section
11.1 on behalf of each Subsidiary Guarantor. The notation of a guarantee set forth on any Note shall be null and void and of no further effect with respect to the guarantee of any Subsidiary Guarantor which, pursuant to Section 11.4, is released from such Guarantee.

     SECTION 11.3. Certain Bankruptcy Events.

     Each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Subsidiary Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

     SECTION 11.4. Limitation on Merger of Subsidiary Guarantors and Release of Subsidiary Guarantors.

     No Subsidiary Guarantor shall consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) another person unless (i) subject to the provisions of the following paragraph and certain other provisions of this Indenture, the person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior basis, all of such Subsidiary Guarantor's obligations under such Subsidiary Guarantor's guarantee and this Indenture on the terms set forth in this Indenture, and (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

     Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor or all of its assets to an entity which is not a Subsidiary Guarantor or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.11), such Subsidiary Guarantor shall be deemed released from its obligations under its Guarantee of the Notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer.

     SECTION 11.5. Future Subsidiary Guarantors.

     If any Person becomes a Subsidiary of the Company, whether pursuant to the acquisition by the Company or any Subsidiary Guarantor of Equity Interests of such Person, or otherwise, such Subsidiary (in each case, a "Subsidiary Guarantor") shall, to the fullest extent permitted by applicable law, irrevocably and unconditionally guarantee the obligations of the Company with respect to payment and performance of the Notes and the other obligations of the Company under this Indenture to the same extent that such obligations are guaranteed by the other Subsidiary Guarantors pursuant to Section 11.1 hereof. Each Subsidiary Guarantor shall, within five Business Days after becoming a Subsidiary of the Company, execute and deliver to the Trustee a supplemental indenture, which shall be in a form satisfactory to the Trustee, making such Subsidiary Guarantor a party to this Indenture.

                                   ARTICLE XII

                                    RESERVED



                                  ARTICLE XIII

                                  MISCELLANEOUS

     SECTION 13.1. TIA Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

     SECTION 13.2. Notices.

     Any notices or other communications to the Company or any Subsidiary Guarantor or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     if to the Company or any Subsidiary Guarantor:

          The Holt Group, Inc.
          701 North Broadway
          Gloucester City, New Jersey 08030
          Attention: Thomas J. Holt, Sr. and John A. Evans, Esquire
          Telecopy: (609) 742-3066

     with a copy to:

          Pepper Hamilton LLP
          3000 Two Logan Square
          Eighteeth and Arch Streets
          Philadelphia, Pennsylvania 19103-4750
          Attention: Lisa D. Kabnick
          Telecopy: (215) 981-4750
     if to the Trustee:

          The Bank of New York
          101 Barclay Street, 21st Floor
          New York, New York 10286
          Attention: Corporate Trust Trustee Administration
          Telecopy: (212) 815-5915

     Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 13.3. Communications by Holders with Other Holders.

     Noteholders may communicate pursuant to TIA ss.312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA ss.312(c).

     SECTION 13.4. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

          (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

          (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been met.

     SECTION 13.5. Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been met; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 13.6. Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 13.7. Legal Holidays.

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 13.8. Governing Law.

     THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE

BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY AND THE SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

     SECTION 13.9. No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.10. No Personal Liability of Stockholders, Officers, Directors, Employees.

     No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under this Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall not limit the obligation of any Guarantor pursuant to its guarantee of the Notes. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this paragraph shall in any way limit the obligation of any Subsidiary Guarantor pursuant to its guarantee of the Notes.

     SECTION 13.11. Successors.

     All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 13.12. Duplicate Originals.

     All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

     SECTION 13.13. Severability.

     In case any one or more of the provisions in this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 13.14. Table of Contents, Headings, Etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 13.15. Qualification of Indenture.

     The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

     SECTION 13.16. Registration Rights.

     Certain Holders of the Notes may be entitled to certain registration rights with respect to such Notes pursuant to, and subject to the terms of, the Registration Rights Agreement.

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                             THE HOLT GROUP, INC.,
                                             a Delaware corporation


                                             By: /s/ John Evans
                                                 ------------------------------
                                                 Name: John Evans
                                                 Title: Vice President



                                             THE BANK OF NEW YORK,
                                             as Trustee


                                             By: /s/ Mary Beth Lewicki
                                                 ------------------------------
                                                 Name: Mary Beth Lewicki
                                                 Title: Assistant Vice President



                                             HOLT CARGO SYSTEMS, INC.,
                                             as Guarantor


                                             By: /s/ John Evans
                                                 ------------------------------
                                                 Name: John Evans
                                                 Title: Vice President



                                             HOLT HAULING AND WAREHOUSING
                                             SYSTEM, INC.,
                                             as Guarantor


                                             By: /s/ John Evans
                                                 ------------------------------
                                                 Name: John Evans
                                                 Title: Vice President

                                             WILMINGTON STEVEDORES, INC.,
                                             as Guarantor


                                             By: /s/ John Evans
                                                 ------------------------------
                                                 Name: John Evans
                                                 Title: Vice President



                                             MURPHY MARINE SERVICES, INC.,
                                             as Guarantor


                                             By: /s/ John Evans
                                                 ------------------------------
                                                 Name: John Evans
                                                 Title: Vice President



                                             NPR HOLDING CORPORATION,
                                             as Guarantor


                                             By: /s/ Ronald Katims
                                                 ------------------------------
                                                 Name: Ronald Katims
                                                 Title: President



                                             NPR, INC.,
                                             as Guarantor


                                             By: /s/ Ronald Katims
                                                 ------------------------------
                                                 Name: Ronald Katims
                                                 Title: President

                                             NPR S.A., INC.,
                                             as Guarantor


                                             By: /s/ Ronald Katims
                                                 ------------------------------
                                                 Name: Ronald Katims
                                                 Title: President



                                             NPR-NAVIERAS RECEIVABLES, INC.,
                                             as Guarantor


                                             By: /s/ Ronald Katims
                                                 ------------------------------
                                                 Name: Ronald Katims
                                                 Title: President

                                                                      EXHIBIT A

                                 [FORM OF NOTE]

                              THE HOLT GROUP, INC.

                      9 3/4% SERIES A(1) SENIOR NOTE DUE 2006

                                                       CUSIP No. ______________
No.                                                          $


     The Holt Group, Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of _____________________ Dollars, on __________ __, 2006.

     Interest Payment Dates:                 January 15 and July 15

     Record Dates:                           January 1 and July 1

     Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed.

Dated:

                                            THE HOLT GROUP, INC.,
                                            a Delaware corporation


                                            By:
                                                ------------------------------
                                                Name:
                                                Title:

Attest:
        --------------------------
        Name:
        Title:


----------
(1) Series A should be replaced with Series B in the Exchange Notes.

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Notes described in the within-mentioned Indenture.

                                            THE BANK OF NEW YORK,
                                            as Trustee


                                            By
                                               --------------------------------
                                               Authorized Signatory


Dated:

                              THE HOLT GROUP, INC.


                     9 3/4% Series A(2) Senior Note due 2006

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(3)

          THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE THIRD SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB") OR (B) IT IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION

----------

(2) Series A should be replaced with Series B in the Exchange Notes.

(3) This paragraph should only be added if the Note is issued in global form.

     REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED, A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.(4)

1. Interest.

          The Holt Group, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 9 3/4% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 9 3/4% per annum compounded semi-annually.

          The Company will pay interest semi-annually on January 15 and July 15 of each year (each, an "Interest Payment Date"), commencing July 15, 1998, to the persons in whose names such Notes are registered at the close of business on January 1 and July 1 immediately preceding such Interest Payment Date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from the date of the original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in the payment thereof.

2. Method of Payment.

          The Company shall pay interest (and Liquidated Damages, if any) on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest (and Liquidated Damages, if any) in such coin

----------

(4) This paragraph should be included only for the Initial Notes.

or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Notes will be payable as to principal, premium and interest (and Liquidated Damages, if any) at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of principal, premium and interest (and Liquidated Damages, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest (and Liquidated Damages, if any) and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 5 Business Days prior to the relevant record date.

3. Paying Agent and Registrar.

          Initially, The Bank of New York (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

          The Company issued the Notes under an Indenture, dated as of January 21, 1998 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are senior unsecured obligations of the Company limited in aggregate principal amount to $200,000,000, of which $140,000,000 in aggregate principal amount will be initially issued on the Closing Date. Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $60,000,000 aggregate principal amount of Additional Notes. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

5. Redemption.

          Except as provided in this Paragraph 5 or in Article III of the Indenture, the Company will not have the right to redeem any Notes prior to January 15, 2002. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after January 15, 2002, upon not less than 30 days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing January 15 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date:


         Year                                                        Percentage
         ----                                                        ----------

         2002.........................................................104.8750%
         2003.........................................................102.4375%
         2004 and thereafter..........................................100.0000%


          Until January 15, 2001 upon an Public Equity Offering of common stock for cash of the Company, up to 35% of the sum of (i) the original aggregate principal amount of the Notes and (ii) the original aggregate principal amount of any Additional Notes may be redeemed at the option of the Company within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 109 3/4% of principal (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date), together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided, however, that immediately following such redemption not less than 65% of the sum of (i) the original aggregate principal amount of the Notes and (ii) the original aggregate principal amount of any Additional Notes remains outstanding. In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only. The Notes will not have the benefit of any sinking fund.

          Any such redemption will comply with Article III of the Indenture.

6. Notice of Redemption.

          Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued.

          Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price, plus any accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date.

7. Denominations; Transfer; Exchange.

          The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Notes in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes
(a) selected for redemption except the unredeemed portion of any Note being redeemed in part or (b) for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redemption and ending at the close of business on the day of such mailing.

8. Persons Deemed Owners.

          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

9. Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.

          Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants selected by the Trustee, to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Notes (including the financial covenants, but excluding its obligation to pay the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes). Upon satisfaction of certain additional conditions set forth in the Indenture, the Company may elect to have its obligations discharged with respect to outstanding Notes.

11. Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Note.

12. Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and any Subsidiary Guarantor to, among other things, incur additional Indebtedness and issue Preferred Stock, pay dividends or make certain other Restricted Payments, enter into certain transactions with Affiliates, incur Liens, sell assets and subsidiary stock, merge or consolidate with any other Person or transfer (by lease, assignment or otherwise) substantially all of the properties and assets of the Company. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Trustee on compliance with such limitations.

13. Ranking.

          Payment of principal, premium, if any, and interest (and Liquidated Damages, if any) on the Notes is senior, in the manner and to the extent set forth in the Indenture, to all existing and future Indebtedness of the Company that is subordinated to the Notes.

14. Repurchase at Option of Holder.

          (a) If there is a Change of Control, the Company shall be required to offer to purchase on the Change of Control Purchase Date all outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest (and Liquidated Damages, if any), if any, to the Change of Control Purchase Date. Holders of Notes will receive a Change of Control Offer from the Company prior to any related Change of Control Purchase Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (b) The Indenture imposes certain limitations on the ability of the Company, the Subsidiary Guarantors or any of their respective Subsidiaries to sell assets and subsidiary stock. In the event the proceeds from an Asset Sale exceed certain amounts, as specified in the Indenture, the Company will be required either to reinvest the proceeds of such Asset Sale in a Related Business, repay certain Indebtedness or make an offer to purchase each Holder's Notes at 100% of the principal amount thereof, plus accrued interest (and Liquidated Damages, if any), if any, to the purchase date.

15. Notation of Guarantee.

          As set forth more fully in the Indenture, the Persons constituting Subsidiary Guarantors from time to time, in accordance with the provisions of the Indenture, unconditionally and jointly and severally guarantee, in accordance with Section 11.1 of the Indenture, to the Holder and to the Trustee and its successors and assigns, that (i) the principal of and interest (and Liquidated Damages, if any) on the Note will be paid, whether at the Maturity Date or Interest Payment Dates, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and all other obligations of the Company to the Holder or the Trustee under the Indenture or this Note will be promptly paid in full or performed, all in accordance with the terms of the Indenture and this Note, and (ii) in the case of any extension of payment or renewal of this Note or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of such extension or renewal, whether at the Maturity Date, as so extended, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise. Such guarantees shall cease to apply, and shall be null and void, with respect to any Subsidiary Guarantor who, pursuant to Article XI of the Indenture, is released from its guarantees, or whose guarantees otherwise cease to be applicable pursuant to the terms of the Indenture.

          When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16. Defaults and Remedies.

          If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, all outstanding Notes will become due and payable without further action or notice. Noteholders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor, any of their Subsidiaries or any of their respective Affiliates, and may otherwise deal with such Persons as if it were not the Trustee.

18. No Recourse Against Others.

          No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under this Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall not limit the obligation of any Guarantor pursuant to its guarantee of the Notes. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Notwithstanding the foregoing, nothing in this paragraph shall in any way limit the obligation of any Subsidiary Guarantor pursuant to any guarantee of the Notes.

19. Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20. Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

21. CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

22. Additional Rights of Holders of Transfer Restricted Securities.(5)

          In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

23. Governing Law.

          The Indenture and the Notes shall be governed by and construed in accordance with the internal laws of the State of New York.


----------

(5) This paragraph should be included only for the Initial Notes.

                              [FORM OF ASSIGNMENT]


     I or we assign this Note to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)


     Please insert Social Security or other identifying number of assignee

-------------------------------


and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Dated:                     Signed:
      --------------------        ----------------------------------------------

--------------------------------------------------------------------------------
                        (Sign exactly as name appears on
                          the other side of this Note)

                              Signature Guarantee*

----------
* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.14 or Article X of the Indenture, check the appropriate box: |_|
Section 4.14 |_| Article X.

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Article X of the Indenture, as the case may be, state the amount you want to be purchased: $________.



Date:                       Signature:
     ----------------------           ------------------------------------------
                                         (Sign exactly as your name appears
                                           on the other side of this Note)


                              Signature Guarantee**

----------
** NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:
   (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

                  SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(6)

     The following exchanges of a part of this Global Note for Definitive Notes have been made:

                  Amount of                Amount of                Principal Amount              Signature of
                  decrease in              increase in              of this Global                authorized signatory
                  Principal Amount         Principal Amount         Note following                of Trustee or
Date of           of this Global           of this Global           such decrease (or             Notes
Exchange          Note                     Note                     increase)                     Custodian
----------------------------------------------------------------------------------------------------------------------




----------
(6)  This schedule should only be added if the Note is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED SECURITIES(7)

Re:  9 3/4% SERIES A SENIOR NOTES DUE 2006 OF THE HOLT GROUP, INC.

     This Certificate relates to $______ principal amount of Notes held in (check applicable space) _____ book-entry or ______ definitive form by _________________ (the "Transferor").

The Transferor (check applicable box):

     |_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     |_| has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:

     |_| Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

     |_| Such Note is being transferred to a "qualified institutional buyer" (within the meaning of Rule 144A promulgated under the Securities Act), that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

     |_| Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture).

----------
(7)    This Certificate shall be included only for Initial Notes.

     |_| Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the immediately preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).


                                            -----------------------------------
                                            [INSERT NAME OF TRANSFEROR]


                                             By:
                                                 ------------------------------

Date:
     ----------------------

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
NOTES(8)

Re:  9 3/4% SERIES B SENIOR NOTES DUE 2006 OF THE HOLT GROUP, INC.

     This Certificate relates to $______ principal amount of Notes held in (check applicable box) _____ book-entry or ______ definitive form by _____ (the "Transferor").

The Transferor (check applicable box):

     |_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

     |_| has requested the Registrar by written order to exchange or register the transfer of a Note or Notes.


----------
(8)  This certificate shall be included only for the Exchange Notes.